Exhibit 99.1

For further information:

Media Contact:

Amy Yuhn

312-564-1378

ayuhn@theprivatebank.com

Investor Relations Contact:

Beth Coronelli

312-564-6052

bcoronelli@theprivatebank.com

For Immediate Release

PrivateBancorp Reports Fourth Quarter and Full Year 2010 Results

Financial performance improves in 2010; Fourth quarter net income increases to $0.12 per share

CHICAGO, January 25, 2011 – PrivateBancorp, Inc. (NASDAQ: PVTB) today reported net income of $8.5 million, or $0.12 per diluted share, for the fourth quarter 2010, compared to a net loss of $18.6 million, or $0.30 per diluted share, for the fourth quarter 2009. For the 12 months ended December 31, 2010, the Company had a net loss of $12.1 million, or $0.17 per diluted share, compared to a net loss of $42.5 million, or $0.95 per diluted share, for the prior year.

“Throughout 2010, we continued to reshape our business and maintained our focus on expanding new and existing client relationships,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp, Inc. “We are managing through the challenging credit environment and have seen stabilization in certain credit quality metrics. I am pleased with our net loan growth in the third and fourth quarters, showing an ability to gain market share despite the continued low loan demand.

“Strong client deposits, enhancements in our product set, and expense management helped drive net revenue and operating performance higher during the year,” Richman continued. “I have confidence that our Company is resilient and well positioned to execute our commercial middle market strategy.”

Fourth Quarter and Full Year Results

•

Non-performing assets were relatively flat at $454.6 million at year end. Non-performing loans continued to trend modestly lower, and increased other real estate owned (OREO) disposition activity during the fourth quarter kept OREO levels relatively unchanged. The allowance for loan losses was $222.8 million at year end, or 2.44 percent of total loans.

•

Net revenue increased to $136.1 million in the fourth quarter. Full year net revenue growth was 24 percent. Operating profit was consistent with the third quarter, and up 30 percent for the full year. Net interest margin was 3.36 percent for the fourth quarter, compared to 3.31 percent in the third quarter.

•

Total loans of $9.1 billion at year-end remained consistent with 2009 year-end levels. There was $122.2 million of net loan growth in the fourth quarter. Total deposits of $10.5 billion were flat from third quarter 2010 and increased from $9.9 billion at year-end 2009.

Credit Quality

Credit quality trends stabilized in 2010, but continued to be impacted by the weak commercial real estate sector. There were signs of stabilizing asset values and improving liquidity in the latter half of the year. Our efforts to resolve problem assets led to $40.1 million in OREO dispositions in the fourth quarter. The commercial and industrial sector strengthened and is growing as a percentage of the Company’s total loan mix. Quarterly asset quality metrics may fluctuate due to specific account movement and timing of dispositions.

The fourth quarter 2010 provision for loan losses was $34.5 million, excluding covered loan provision, down from $69.5 million in the fourth quarter 2009 and $40.0 million in the third quarter 2010. For full year 2010, the provision for loan losses was $192.0 million, excluding covered loan provision, down from $198.9 million in the prior year. Provision expense reduction from fourth quarter levels will be largely dependent on continued stabilization of underlying commercial real estate asset values, marketplace liquidity, and slowing non-performing loan inflows. The allowance for loan losses as a percentage of total loans was 2.44 percent at December 31, 2010, compared to 2.45 percent at December 31, 2009, and 2.48 percent at September 30, 2010. The allowance for loan losses as a percentage of non-performing loans was 61 percent at year-end 2010, compared to 56 percent at year-end 2009, and 60 percent at September 30, 2010.

Net charge-offs were $35.1 million for the quarter ended December 31, 2010, compared to $40.6 million for the fourth quarter 2009 and $49.1 million for the third quarter 2010. For the year ended December 31, 2010, net charge-offs were $190.9 million, compared to $89.9 million in the prior year.

Non-performing assets totaled $454.6 million at December 31, 2010, compared to $436.9 million at December 31, 2009, and $462.1 million at September 30, 2010. Non-performing assets to total assets were 3.65 percent at December 31, 2010, compared to 3.63 percent at December 31, 2009, and 3.67 percent at September 30, 2010.

Restructured loans accruing interest were $87.6 million at the end of fourth quarter 2010, compared to $53.4 million at the end of third quarter 2010. The Company utilizes loan restructuring to maximize economic recovery.

Credit quality results exclude $397.2 million in covered assets as of the end of the fourth quarter, referring to certain assets acquired through an FDIC-assisted transaction that are subject to a loss-sharing agreement, compared to $502.0 million in the fourth quarter 2009 and $419.9 million in the third quarter 2010.

Operating Performance

The Company reported 24 percent net revenue growth and a 30 percent increase in operating profit for the full year. Overall performance was driven by margin expansion on a year-over-year basis resulting from reduction in cost of funds and a favorable shift in the deposit mix, as well as cross-sell opportunities.

Net revenue was $136.1 million in the fourth quarter 2010, up from $114.8 million in the fourth quarter 2009 and $123.2 million in the third quarter 2010. Net revenue increased to $497.8 million for full year 2010, compared to $400.1 million in 2009. Operating profit was $53.9 million in the fourth quarter 2010, compared to $46.3 million in the fourth quarter 2009 and $55.1 million in the third quarter 2010. For the full year, operating profit increased to $198.2 million, compared to $152.7 million in 2009.

Net interest income was relatively flat at $100.3 million in the fourth quarter 2010, compared to $99.6 million for the fourth quarter 2009 and $99.0 million in the third quarter 2010. For the full year 2010, net interest income increased 23 percent to $401.0 million, from $325.0 million for full year 2009.

Net interest margin was 3.36 percent for the fourth quarter 2010, compared to 3.48 percent in the fourth quarter 2009 and 3.31 percent for the third quarter 2010. Excluding covered asset accretion, the net interest margin was 3.31 percent for the fourth quarter 2010, up from 3.13 percent in the fourth quarter 2009 and 3.28 percent in the third quarter 2010. Net interest margin continued to benefit in the fourth quarter from deposit repricing. With the continued low rate environment, further opportunities to reduce cost of funds will likely be limited in 2011.

Non-interest income was $34.9 million in the fourth quarter 2010, compared to $14.3 million in the fourth quarter 2009 and $23.4 million in the third quarter 2010. The fourth quarter 2010 results included a net securities gain of $9.3 million, compared to a $3.0 million net securities gain in the third quarter 2010. For the 12 months ended December 31, 2010, non-interest income increased to $93.2 million, up from $71.5 million for the year ended December 31, 2009.

Non-interest income growth reflects continued success in expanding client relationships. Treasury management remained strong, increasing 5 percent from third quarter to $4.6 million and increasing 67 percent over the full year. Capital markets revenue, excluding the credit valuation adjustment, increased 26 percent in the fourth quarter, and decreased 3 percent year-over-year. Wealth management fee income also increased, up 6 percent from the third quarter to $4.6 million, and up 17 percent in 2010 over the prior year. New loan originations drove growth in loan and letter of credit fees.

Mortgage banking income rose 25 percent for the quarter and 14 percent for the full year, consistent with the broader industry trend of increased refinancing based on the low interest rate environment.

Expenses

The Company continued to employ disciplined expense management throughout 2010, although total expenses were impacted by higher workout-related credit costs and increased salary expense primarily due to incentive compensation accruals.

Non-interest expense was $82.1 million in the fourth quarter 2010, compared to $68.5 million in the fourth quarter 2009 and $68.1 million in the third quarter 2010. Non-interest expense for the full year 2010 was $299.6 million, compared to $247.4 million for the full year 2009.

Fourth quarter 2010 non-interest expense included an increase in credit and collection costs, primarily related to foreclosed property expense. Credit-related expense levels were higher in the fourth quarter than previous periods, reflecting the uneven nature of workout activity. Salary and benefit expense was higher in the fourth quarter, impacted by an increase in commission-based compensation and the adjustment during the third quarter to the annual incentive compensation accrual, which lowered third-quarter expense.

The efficiency ratio was 60.4 percent in the fourth quarter 2010, compared to 59.7 percent in the fourth quarter 2009 and 55.3 percent in the third quarter 2010.

Balance Sheet

Net loan growth was $122.2 million in the fourth quarter. Efforts to strategically reshape the portfolio resulted in a 6 percent, or $287.7 million, increase in commercial and industrial loans in the fourth quarter. Commercial real estate and construction decreased by 5 percent in the fourth quarter. Over the course of the year, commercial and industrial loans increased 14 percent and commercial real estate and construction loans decreased by 12 percent.

Total assets were $12.5 billion at December 31, 2010, compared to $12.0 billion at December 31, 2009, and $12.6 billion at September 30, 2010.

Total loans were $9.1 billion at year-end 2010, compared to $9.0 billion at year-end 2009 and $9.0 billion at September 30, 2010. Commercial and industrial loans accounted for 54 percent of total loans, while commercial real estate and construction loans were 37 percent at year-end 2010.

Total deposits were $10.5 billion at December 31, 2010, compared to $9.9 billion at December 31, 2009, and $10.5 billion at September 30, 2010. Client deposits, representing 94 percent of total deposits, were $9.9 billion at the end of the fourth quarter 2010, compared to $9.3 billion at the end of fourth quarter 2009 and $10.1 billion at September 30, 2010. Client deposits at December 31, 2010, included $2.3 billion in non-interest bearing deposits. Brokered deposits (excluding $852.5 million in client CDARS® deposits) were 6 percent of total deposits at year-end 2010, compared to 6 percent a year ago and 4 percent at the end of the third quarter 2010.

The Company’s investment securities portfolio was $1.9 billion at December 31, 2010, compared to $1.6 billion at December 31, 2009, and $2.1 billion at September 30, 2010. Net unrealized gains were $32.0 million, compared to $44.8 million at the end of the fourth quarter 2009 and $78.7 million at the end of the third quarter 2010. The change in net unrealized gains was primarily due to an increase in interest rates, as well as sales of securities in the fourth quarter. The securities portfolio is primarily composed of U.S. government agency backed mortgage pools, agency collateralized mortgage obligations, and investment grade municipal bonds.

Federal funds sold and other short-term investments, primarily cash on deposit with the federal reserve, were $541.3 million at the end of the fourth quarter 2010, up from $218.9 million at the end of fourth quarter 2009 and $532.6 million in the third quarter 2010.

Capital

As of December 31, 2010, the total risk-based capital ratio was 14.18 percent, the Tier 1 risk-based capital ratio was 12.06 percent, and the leverage ratio was 10.78 percent. Tier 1 common capital ratio was 7.69 percent and tangible common equity ratio was 7.10 percent at the end of the fourth quarter 2010.

Quarterly Conference Call and Webcast Presentation

PrivateBancorp will host a conference call on Tuesday, January 25, 2011, at 10 a.m. CT. The call may be accessed by telephone at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International) and entering passcode #31405006. A live webcast of the call can be accessed on the Company website at www.theprivatebank.com by visiting the Investor Relations tab under the About Us section. A rebroadcast will be available beginning approximately two hours after the call until midnight on February 1, 2011, by calling (800) 642-1687 (U.S. and Canada) or (706) 645-9291 (International) and entering passcode #31405006.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of December 31, 2010, the Company had 34 offices in 10 states and $12.5 billion in assets. The Company website is www.theprivatebank.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans, strategies, or events is inherently uncertain. Factors which could cause actual results to differ from those reflected in forward looking statements include, but are not limited to: unforeseen credit quality problems or further deterioration in asset quality that could result in charge-offs greater than the Company has anticipated in its allowance for loan losses; the occurrence of unexpected events that adversely impact one or more large credits; further declines in commercial real estate values in the Company’s market areas, particularly in Chicago; significant increases in workout-related credit costs or slower than anticipated dispositions of other real estate owned (OREO) which may result in increased losses or carrying costs; slower than anticipated economic recovery or further deterioration in economic conditions; weakness in the commercial and industrial sector; unanticipated withdrawals of significant client deposits; unavailability in the future of sufficient or cost-effective sources of liquidity or funding; difficulty in raising capital on acceptable terms when necessary or required; loss of key personnel or an inability to recruit or attract appropriate talent; potential for significant charges if our deferred tax or goodwill assets suffer impairment; unanticipated changes in interest rates or significant tightening of credit spreads; competitive pricing pressures; uncertainty regarding implications of the Dodd-Frank Act and the rules and regulations to be adopted in connection with implementation of legislation and the Company’s ability to maintain regulatory capital at appropriate levels; other legislative, regulatory or accounting changes affecting financial services companies and/or the products and services offered by financial services companies; uncertainties related to potential costs associated with pending litigation; or failures or disruptions to the Company’s data processing or other information systems. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on our forward-looking statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

Non-GAAP Measures

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures. The Company believes that these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the Company, its business, and performance trends and facilitates comparisons with the performance of others in the banking industry. If non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Editor’s Note: Financial highlights attached.

Consolidated Income Statements Unaudited (Amounts in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Interest Income
Loans, including fees	$105,375	$115,140	$434,884	$411,830
Federal funds sold and other short-term investments	366	340	1,950	1,112
Securities:
Taxable	15,453	15,672	64,316	58,663
Exempt from Federal income taxes	1,644	1,672	6,775	7,107

Total interest income	122,838	132,824	507,925	478,712

Interest Expense
Interest-bearing demand deposits	702	848	3,148	2,646
Savings deposits and money market accounts	7,437	9,022	34,431	29,635
Brokered and time deposits	7,367	13,959	36,458	79,335
Short-term borrowings	962	1,613	5,088	8,094
Long-term debt	6,023	7,820	27,843	34,018

Total interest expense	22,491	33,262	106,968	153,728

Net interest income	100,347	99,562	400,957	324,984
Provision for loan and covered loan losses	35,166	70,077	194,541	199,419

Net interest income after provision for loan and covered loan losses	65,181	29,485	206,416	125,565

Non-interest Income
Wealth management	4,574	4,081	18,140	15,459
Mortgage banking	3,479	2,243	10,187	8,930
Capital markets products	6,791	2,409	14,286	17,150
Treasury management	4,625	3,366	16,920	10,148
Bank owned life insurance	459	442	1,742	1,728
Other income, service charges, and fees	5,628	1,918	19,789	11,659
Net securities gains (losses)	9,309	(149)	12,182	7,381
Early extinguishment of debt	—	—	—	(985)

Total non-interest income	34,865	14,310	93,246	71,470

Non-interest Expense
Salaries and employee benefits	38,577	31,020	149,863	123,653
Net occupancy expense	7,385	7,039	29,935	26,170
Technology and related costs	2,447	3,503	10,224	10,599
Marketing	1,997	3,568	8,501	9,843
Professional services	3,020	5,562	12,931	16,327
Investment manager expenses	608	576	2,467	2,322
Net foreclosed property expenses	7,028	1,810	15,192	5,675
Supplies and printing	305	436	1,209	1,465
Postage, telephone, and delivery	1,049	855	3,659	3,060
Insurance	8,348	5,015	26,534	22,607
Amortization of intangibles	402	536	1,645	1,737
Loan and collection expense	4,029	4,526	14,623	9,617
Other expenses	6,953	4,082	22,815	14,340

Total non-interest expense	82,148	68,528	299,598	247,415

Income (loss) before income taxes	17,898	(24,733)	64	(50,380)
Income tax provision (benefit)	5,919	(9,556)	(1,737)	(20,564)

Net income (loss)	11,979	(15,177)	1,801	(29,816)
Net income (loss) attributable to noncontrolling interests	67	64	284	247

Net income (loss) attributable to controlling interests	11,912	(15,241)	1,517	(30,063)
Preferred stock dividends and discount accretion	3,409	3,389	13,607	12,443

Net income (loss) available to common stockholders	$8,503	$(18,630)	$(12,090)	$(42,506)

Per Common Share Data
Basic	$0.12	$(0.30)	$(0.17)	$(0.95)
Diluted	$0.12	$(0.30)	$(0.17)	$(0.95)
Common dividends per share	$0.01	$0.01	$0.04	$0.04
Weighted-average shares outstanding	70,098	61,608	70,024	44,516
Weighted-average diluted shares outstanding	70,135	61,608	70,024	44,516

Note: Due to the net loss available to common stockholders reported for the twelve months ended December 31, 2010 and the three and twelve months ended December 31, 2009, all potentially dilutive common stock equivalents were excluded from the diluted net loss per share computation as their inclusion would have been antidilutive.

Quarterly Consolidated Income Statements Unaudited (Amounts in thousands except per share data)

	4Q10	3Q10	2Q10	1Q10	4Q09
Interest Income
Loans, including fees	$105,375	$105,608	$112,839	$111,062	$115,140
Federal funds sold and other short-term investments	366	376	664	544	340
Securities:
Taxable	15,453	16,996	16,417	15,450	15,672
Exempt from Federal income taxes	1,644	1,661	1,752	1,718	1,672

Total interest income	122,838	124,641	131,672	128,774	132,824

Interest Expense
Interest-bearing demand deposits	702	675	805	966	848
Savings deposits and money market accounts	7,437	8,512	9,368	9,114	9,022
Brokered and time deposits	7,367	8,130	9,537	11,424	13,959
Short-term borrowings	962	1,297	1,383	1,446	1,613
Long-term debt	6,023	7,068	7,247	7,505	7,820

Total interest expense	22,491	25,682	28,340	30,455	33,262

Net interest income	100,347	98,959	103,332	98,319	99,562
Provision for loan and covered loan losses	35,166	41,435	45,392	72,548	70,077

Net interest income after provision for loan and covered loan losses	65,181	57,524	57,940	25,771	29,485

Non-interest Income
Wealth management	4,574	4,306	4,836	4,424	4,081
Mortgage banking	3,479	2,790	1,797	2,121	2,243
Capital markets products	6,791	3,104	4,113	278	2,409
Treasury management	4,625	4,406	4,281	3,608	3,366
Bank owned life insurance	459	428	420	435	442
Other income, service charges, and fees	5,628	5,297	4,691	4,173	1,918
Net securities gains (losses)	9,309	3,029	(185)	29	(149)

Total non-interest income	34,865	23,360	19,953	15,068	14,310

Non-interest Expense
Salaries and employee benefits	38,577	34,412	37,485	39,389	31,020
Net occupancy expense	7,385	7,508	7,747	7,295	7,039
Technology and related costs	2,447	2,310	2,424	3,043	3,503
Marketing	1,997	2,039	2,363	2,102	3,568
Professional services	3,020	2,708	3,000	4,203	5,562
Investment manager expenses	608	581	643	635	576
Net foreclosed property expenses	7,028	3,075	3,686	1,403	1,810
Supplies and printing	305	292	322	290	436
Postage, telephone, and delivery	1,049	779	866	965	855
Insurance	8,348	7,113	5,654	5,419	5,015
Amortization of intangibles	402	413	415	415	536
Loan and collection expense	4,029	3,405	4,610	2,579	4,526
Other expenses	6,953	3,442	6,787	5,633	4,082

Total non-interest expense	82,148	68,077	76,002	73,371	68,528

Income (loss) before income taxes	17,898	12,807	1,891	(32,532)	(24,733)
Income tax provision (benefit)	5,919	4,786	(766)	(11,676)	(9,556)

Net income (loss)	11,979	8,021	2,657	(20,856)	(15,177)
Net income (loss) attributable to noncontrolling interests	67	71	76	70	64

Net income (loss) attributable to controlling interests	11,912	7,950	2,581	(20,926)	(15,241)
Preferred stock dividends and discount accretion	3,409	3,405	3,399	3,394	3,389

Net income (loss) available to common stockholders	$8,503	$4,545	$(818)	$(24,320)	$(18,630)

Per Common Share Data
Basic	$0.12	$0.06	$(0.01)	$(0.35)	$(0.30)
Diluted	$0.12	$0.06	$(0.01)	$(0.35)	$(0.30)
Common dividends per share	$0.01	$0.01	$0.01	$0.01	$0.01
Weighted-average shares outstanding	70,098	70,067	69,995	69,933	61,608
Weighted-average diluted shares outstanding	70,135	70,097	69,995	69,933	61,608

Note: Due to the net loss available to common stockholders reported for the first and second quarters 2010 and fourth quarter 2009, all potentially dilutive common stock equivalents were excluded from the diluted net loss per share computation as their inclusion would have been antidilutive.

Consolidated Balance Sheets (Dollars in thousands)

	12/31/10	09/30/10	06/30/10	03/31/10	12/31/09
	unaudited	unaudited	unaudited	unaudited	audited
Assets
Cash and due from banks	$112,772	$144,298	$111,997	$107,618	$320,160
Fed funds sold and other short-term investments	541,316	532,637	769,803	1,146,814	218,935
Loans held for sale	30,758	44,271	20,762	16,224	28,363
Securities available-for-sale, at fair value	1,881,786	2,033,527	2,029,962	1,769,138	1,569,541
Non-marketable equity investments	23,537	25,587	33,825	29,475	29,413
Loans-excluding covered assets, net of unearned fees	9,114,357	8,992,129	8,851,439	8,898,228	9,046,625
Allowance for loan losses	(222,821)	(223,392)	(232,411)	(236,851)	(221,688)

Loans, net of allowance for loan losses and unearned fees	8,891,536	8,768,737	8,619,028	8,661,377	8,824,937

Covered assets	397,210	419,865	434,828	468,939	502,034
Allowance for covered loan losses	(15,334)	(12,174)	(5,176)	(5,176)	(2,764)

Covered assets, net of allowance for covered loan losses	381,876	407,691	429,652	463,763	499,270

Other real estate owned	88,728	90,944	68,693	60,755	41,497
Premises, furniture, and equipment, net	40,975	42,347	40,599	41,350	41,344
Accrued interest receivable	33,854	34,697	35,278	34,766	35,562
Investment in bank owned life insurance	49,408	48,950	48,521	48,101	47,666
Goodwill	94,621	94,633	94,646	94,658	94,671
Other intangible assets	16,840	17,242	17,655	18,070	18,485
Derivative assets	100,250	128,891	113,493	85,152	71,540
Other assets	177,364	169,513	177,126	202,975	191,200

Total assets	$12,465,621	$12,583,965	$12,611,040	$12,780,236	$12,032,584

Liabilities
Demand deposits:
Non-interest-bearing	$2,253,661	$2,173,419	$2,090,222	$1,886,427	$1,840,900
Interest-bearing	616,761	614,049	738,631	714,700	752,728
Savings deposits and money market accounts	4,821,823	5,039,970	5,066,653	4,691,170	4,053,975
Brokered deposits	1,450,827	1,241,366	1,236,589	1,831,306	1,566,139
Time deposits	1,392,357	1,461,668	1,437,204	1,498,322	1,678,172

Total deposits	10,535,429	10,530,472	10,569,299	10,621,925	9,891,914
Short-term borrowings	118,561	179,651	164,069	241,293	214,975
Long-term debt	414,793	439,566	473,720	498,874	533,023
Accrued interest payable	5,968	7,603	7,727	10,357	9,673
Derivative liabilities	102,018	132,594	116,599	86,873	71,958
Other liabilities	60,942	48,940	43,534	100,687	75,425

Total liabilities	11,237,711	11,338,826	11,374,948	11,560,009	10,796,968

Equity
Preferred stock	238,903	238,542	238,185	237,833	237,487
Common stock	70,972	70,657	70,630	70,500	70,444
Treasury stock	(20,054)	(19,023)	(19,003)	(18,595)	(18,489)
Additional paid-in capital	954,977	950,721	946,981	944,095	940,338
Retained earnings	(36,999)	(44,784)	(48,638)	(47,112)	(22,093)
Accumulated other comprehensive income, net of tax	20,078	48,776	47,758	33,403	27,896

Total stockholders’ equity	1,227,877	1,244,889	1,235,913	1,220,124	1,235,583

Noncontrolling interests	33	250	179	103	33

Total equity	1,227,910	1,245,139	1,236,092	1,220,227	1,235,616

Total liabilities and equity	$12,465,621	$12,583,965	$12,611,040	$12,780,236	$12,032,584

Note: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Selected Financial Data Unaudited (Amounts in thousands except per share data)

4Q10	3Q10	2Q10	1Q10	4Q09
Selected Statement of Income Data:
Net interest income	$100,347	$98,959	$103,332	$98,319	$99,562
Net revenue (1) (2)	$136,088	$123,210	$124,209	$114,273	$114,802
Operating profit (1) (2)	$53,940	$55,133	$48,207	$40,902	$46,274
Income (loss) before taxes	$17,898	$12,807	$1,891	$(32,532)	$(24,733)
Net income (loss) available to common stockholders	$8,503	$4,545	$(818)	$(24,320)	$(18,630)

Per Common Share Data:
Basic earnings (loss) per share	$0.12	$0.06	$(0.01)	$(0.35)	$(0.30)
Diluted earnings (loss) per share (3)	$0.12	$0.06	$(0.01)	$(0.35)	$(0.30)
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Book value (period end) (1)	$13.87	$14.10	$13.98	$13.77	$13.99
Tangible book value (period end) (1) (2)	$12.30	$12.53	$12.40	$12.19	$12.41
Market value (close)	$14.38	$11.39	$11.08	$13.70	$8.97
Book value multiple	1.04	x	0.81	x	0.79	x	0.99	x	0.64	x

Share Data:
Weighted average common shares outstanding	70,098	70,067	69,995	69,933	61,608
Diluted average common shares outstanding (3)	70,135	70,097	69,995	69,933	61,608
Common shares issued (at period end)	71,979	71,964	71,978	71,877	71,869
Common shares outstanding (at period end)	71,327	71,386	71,403	71,333	71,332

Performance Ratios:
Return on average assets	0.38%	0.25%	0.08%	-0.68%	-0.50%
Return on average common equity	3.31%	1.77%	-0.33%	-9.86%	-7.96%
Net interest margin - tax-equivalent (1) (2)	3.36%	3.31%	3.41%	3.36%	3.48%
Covered asset accretion contribution to net interest margin	0.05%	0.03%	0.28%	0.25%	0.35%
Net interest margin, excluding impact of covered asset accretion	3.31%	3.28%	3.13%	3.11%	3.13%
Fee revenue as a percent of total revenue (1)	20.30%	17.04%	16.31%	13.27%	12.68%
Non-interest income to average assets	1.11%	0.74%	0.63%	0.49%	0.47%
Non-interest expense to average assets	2.61%	2.16%	2.39%	2.39%	2.26%
Net overhead ratio (1)	1.50%	1.42%	1.76%	1.90%	1.79%
Efficiency ratio (1) (2)	60.36%	55.25%	61.19%	64.21%	59.69%

Selected Information:
Assets under management and administration (1)	$4,271,602	$4,023,821	$3,746,934	$3,983,066	$3,983,623
Credit valuation adjustment (1)	$1,826	$(830)	$(1,271)	$(1,333)	$796

Balance Sheet Ratios:
Loans to Deposits (period end) (4)	86.51%	85.39%	83.75%	83.77%	91.45%
Average interest-earning assets to average interest-bearing liabilities	134.76%	133.96%	130.58%	129.96%	127.44%

Capital Ratios (period end):
Total risk-based (1)	14.18%	14.40%	14.83%	14.91%	14.69%
Tier 1 risk-based (1)	12.06%	12.25%	12.43%	12.49%	12.32%
Leverage (1)	10.78%	10.71%	10.39%	10.57%	11.17%
Tier 1 common capital (1) (2)	7.69%	7.79%	7.86%	7.86%	7.86%
Tangible common equity to tangible assets (1) (2)	7.10%	7.17%	7.09%	6.87%	7.42%
Total equity to total assets	9.85%	9.89%	9.80%	9.55%	10.27%

(1)	Refer to Glossary of Terms for definition.
(2)	This is a non-GAAP measure, refer to Non-GAAP Measures for a reconciliation from non-GAAP to GAAP.
(3)	For the first and second quarters 2010 and fourth quarters 2009, diluted shares are equal to basic shares due to the net loss. The calculation of diluted earnings per share for those periods results in anti-dilution.
(4)	Excludes covered assets. Refer to Glossary of Terms for definition.

Loan Composition (excluding covered assets(1)) (Dollars in thousands)

	12/31/10	% of Total	09/30/10	% of Total	06/30/10	% of Total	03/31/10	% of Total	12/31/09	% of Total
	unaudited		unaudited		unaudited		unaudited		audited
Commercial and industrial	$4,015,257	44%	$3,850,498	43%	$3,564,504	40%	$3,504,531	39%	$3,572,695	40%
Commercial - owner-occupied CRE	897,620	10%	774,678	9%	790,629	9%	783,671	9%	743,307	8%

Total commercial	4,912,877	54%	4,625,176	52%	4,355,133	49%	4,288,202	48%	4,316,002	48%

Commercial real estate	2,400,923	26%	2,534,600	28%	2,604,977	29%	2,657,357	30%	2,547,693	28%
Commercial real estate - multi-family	457,246	5%	471,989	5%	502,708	6%	520,186	6%	553,473	6%

Total commercial real estate	2,858,169	31%	3,006,589	33%	3,107,685	36%	3,177,543	36%	3,101,166	34%

Construction	530,733	6%	556,960	6%	571,437	7%	600,226	7%	768,358	8%
Residential real estate	319,146	4%	324,434	4%	309,001	3%	316,012	4%	319,463	4%
Home equity	197,179	2%	197,977	2%	203,053	2%	212,421	2%	220,025	2%
Personal	296,253	3%	280,993	3%	305,130	3%	303,824	3%	321,611	4%

Total loans	$9,114,357	100%	$8,992,129	100%	$8,851,439	100%	$8,898,228	100%	$9,046,625	100%

Commercial Real Estate and Construction Loans Portfolio by Collateral Type

Unaudited

	12/31/10		09/30/10		12/31/09
	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial Real Estate Portfolio
Land	$311,464	11%	$347,368	12%	$398,506	13%
Residential 1-4 family	139,689	5%	166,587	5%	177,711	6%
Multi-family	457,246	16%	471,989	16%	553,473	18%
Industrial/warehouse	391,694	14%	381,940	13%	354,575	11%
Office	531,193	18%	511,654	17%	490,940	16%
Retail	450,135	16%	510,412	17%	494,139	16%
Health care	114,545	4%	124,335	4%	63,285	2%
Mixed use/other	462,203	16%	492,304	16%	568,537	18%

Total commercial real estate	$2,858,169	100%	$3,006,589	100%	$3,101,166	100%

Construction Portfolio
Land	$46,036	9%	$37,077	7%	$91,207	12%
Residential 1-4 family	30,698	6%	28,726	5%	61,854	8%
Multi-family	77,685	15%	92,225	17%	131,001	17%
Industrial/warehouse	34,703	7%	36,100	6%	36,455	5%
Office	92,369	17%	124,601	22%	117,241	15%
Retail	92,268	17%	95,332	17%	132,395	17%
Mixed use/other	156,974	29%	142,899	26%	198,205	26%

Total construction	$530,733	100%	$556,960	100%	$768,358	100%

(1)	Refer to Glossary of Terms for definition.

Note: Certain reclassifications have been made to prior period presentation of loan portfolio composition to align loan categories to be consistent with those used for purposes of credit quality disclosures.

Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)

	4Q10	3Q10	2Q10	1Q10	4Q09
Credit Quality Key Ratios
Net charge-offs to average loans	1.54%	2.17%	2.24%	2.55%	1.80%
Total non-performing loans to total loans	4.01%	4.13%	4.18%	4.28%	4.37%
Total non-performing assets to total assets	3.65%	3.67%	3.48%	3.46%	3.63%
Nonaccrual loans to:
total loans	4.01%	4.13%	4.18%	4.28%	4.37%
total assets	2.94%	2.95%	2.94%	2.98%	3.29%
Allowance for loan losses to:
total loans	2.44%	2.48%	2.63%	2.66%	2.45%
non-performing loans	61%	60%	63%	62%	56%
nonaccrual loans	61%	60%	63%	62%	56%

Non-performing assets
Loans past due 90 days and accruing	$—	$—	$—	$—	$—
Nonaccrual loans	365,880	371,156	370,179	381,207	395,447
OREO	88,728	90,944	68,693	60,755	41,497

Total non-performing assets	$454,608	$462,100	$438,872	$441,962	$436,944

Restructured loans accruing interest (2)	$87,576	$53,397	$4,030	$3,840	$—

Nonperforming Loans Rollforward
Beginning balance	$371,156	$370,179	$381,207	$395,447
Additions:
New nonaccrual loans	108,526	123,557	130,400	84,919
Reductions:
Return to performing status	(6,564)	(5,969)	(17,984)	(12,383)
Paydowns and payoffs, net	(18,852)	(18,208)	(33,733)	(5,708)
Net sales	(10,595)	(3,200)	(8,043)	—
Transfer to OREO	(39,795)	(44,979)	(31,480)	(23,996)
Charge-offs, net	(37,996)	(50,224)	(50,188)	(57,072)

Total reductions	(113,802)	(122,580)	(141,428)	(99,159)

Balance at end of period	$365,880	$371,156	$370,179	$381,207

OREO Rollforward
Beginning balance	$90,944	$68,693	$60,755	$41,497
New foreclosed property	40,178	44,979	31,688	24,135
Valuation adjustments	(1,994)	(1,385)	(2,108)	(1,101)
Disposals:
Sales proceeds	(40,076)	(20,277)	(21,514)	(3,942)
Net (loss) gain on sale and redemption	(324)	(1,066)	(128)	166

Balance at end of period	$88,728	$90,944	$68,693	$60,755

Restructured Loans Accruing Interest Rollforward (2)
Beginning balance	$53,397	$4,030	$3,840	$—
Additions:
New restructured loans accruing interest	45,582	49,404	—	3,840
Advances	1,215	—	190	—
Reductions:
Paydowns and payoffs	(181)	(37)	—	—
Move to nonperforming loans	(12,437)	—	—	—

Balance at end of period	$87,576	$53,397	$4,030	$3,840

(1) Refer to Glossary of Terms for definition. Covered assets are included as a component of total assets in calculations above.

(2) The third quarter 2010 presentation of restructured loans accruing interest has been revised to reflect proper classification of a single credit.

Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)

Nonaccrual Loans Stratification

	$5.0 Million or More	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of December 31, 2010
Amount:
Commercial	$50,300	$8,420	$7,861	$15,565	$82,146
Commercial real estate	61,718	52,856	33,912	54,238	202,724
Construction	11,733	4,434	8,383	8,853	33,403
Residential real estate	—	4,790	—	10,051	14,841
Personal and home equity	15,491	4,419	1,932	10,924	32,766

Total	$139,242	$74,919	$52,088	$99,631	$365,880

Number of borrowers:
Commercial	4	2	3	50	59
Commercial real estate	9	13	16	92	130
Construction	2	1	4	14	21
Residential real estate	—	1	—	17	18
Personal and home equity	1	1	1	28	31

Total	16	18	24	201	259

As of September 30, 2010
Amount:
Commercial	$54,272	$14,663	$2,673	$16,192	$87,800
Commercial real estate	83,229	45,592	37,071	48,083	213,975
Construction	5,351	7,576	11,047	9,615	33,589
Residential real estate	—	—	—	9,101	9,101
Personal and home equity	9,774	4,419	1,932	10,566	26,691

Total	$152,626	$72,250	$52,723	$93,557	$371,156

Number of borrowers:
Commercial	4	4	1	42	51
Commercial real estate	10	12	18	87	127
Construction	1	2	5	17	25
Residential real estate	—	—	—	17	17
Personal and home equity	1	1	1	14	17

Total	16	19	25	177	237

Restructured Loans Accruing Interest Stratification

	$5.0 Million or More	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of December 31, 2010
Amount:
Commercial	$—	$—	$4,553	$3,464	$8,017
Commercial real estate	41,659	7,064	4,662	6,634	60,019
Construction	—	3,112	—	1,236	4,348
Residential real estate	—	—	—	798	798
Personal and home equity	13,114	—	—	1,280	14,394

Total	$54,773	$10,176	$9,215	$13,412	$87,576

Number of borrowers:
Commercial	—	—	2	7	9
Commercial real estate	3	2	2	9	16
Construction	—	1	—	1	2
Residential real estate	—	—	—	1	1
Personal and home equity	1	—	—	1	2

Total	4	3	4	19	30

As of September 30, 2010
Amount:
Commercial	$—	$—	$1,853	$569	$2,422
Commercial real estate	21,812	3,493	—	2,296	27,601
Personal and home equity	23,374	—	—	—	23,374

Total	$45,186	$3,493	$1,853	$2,865	$53,397

Number of borrowers:
Commercial	—	—	1	2	3
Commercial real estate	1	1	—	3	5
Personal and home equity	1	—	—	—	1

Total	2	1	1	5	9

(1)	Refer to Glossary of Terms for definition. Covered assets are included as a component of total assets in calculations above.

Loan Portfolio Aging (excluding covered assets(1)) Unaudited (Dollars in thousands)

	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Accruing	Restructured Loans Accruing Interest	Nonaccrual	Total Loans
As of December 31, 2010
Loan balances:
Commercial	$4,820,931	$1,024	$759	$—	$8,017	$82,146	$4,912,877
Commercial real estate	2,572,816	10,264	12,346	—	60,019	202,724	2,858,169
Construction	491,087	—	1,895	—	4,348	33,403	530,733
Residential real estate	299,229	180	4,098	—	798	14,841	319,146
Personal and home equity	428,141	14,098	4,033	—	14,394	32,766	493,432

Total loans	$8,612,204	$25,566	$23,131	$—	$87,576	$365,880	$9,114,357

Aging as a percent of loan balance:
Commercial	98.13%	0.02%	0.02%	—	0.16%	1.67%	100.00%
Commercial real estate	90.02%	0.36%	0.43%	—	2.10%	7.09%	100.00%
Construction	92.53%	—	0.36%	—	0.82%	6.29%	100.00%
Residential real estate	93.76%	0.06%	1.28%	—	0.25%	4.65%	100.00%
Personal and home equity	86.78%	2.86%	0.80%	—	2.92%	6.64%	100.00%

Total loans	94.48%	0.28%	0.27%	—	0.96%	4.01%	100.00%

	4Q10	3Q10	2Q10	1Q10	4Q09
Nonaccrual loans:
Commercial	$82,146	$87,800	$90,364	$68,509	$69,346
Commercial real estate	202,724	213,975	214,365	212,758	171,049
Construction	33,403	33,589	37,859	59,335	113,822
Residential real estate	14,841	9,101	9,717	16,776	14,481
Personal and home equity	32,766	26,691	17,874	23,829	26,749

Total	$365,880	$371,156	$370,179	$381,207	$395,447

Nonaccrual loans as a percent of total loan type:
Commercial	1.67%	1.90%	2.07%	1.60%	1.61%
Commercial real estate	7.09%	7.12%	6.90%	6.70%	5.52%
Construction	6.29%	6.03%	6.63%	9.89%	14.81%
Residential real estate	4.65%	2.81%	3.14%	5.31%	4.53%
Personal and home equity	6.64%	5.57%	3.52%	4.62%	4.94%

Total	4.01%	4.13%	4.18%	4.28%	4.37%

Loans past due 60-89 days and still accruing:
Commercial	$759	$435	$3,620	$4,245	$9,955
Commercial real estate	12,346	8,864	14,884	35,454	30,638
Construction	1,895	6,200	—	6,400	751
Residential real estate	4,098	2,767	1,347	170	1,654
Personal and home equity	4,033	1,104	1,147	2,112	8,595

Total	$23,131	$19,370	$20,998	$48,381	$51,593

Loans past due 60-89 days and still accruing as a percent of total loan type:
Commercial	0.02%	0.01%	0.08%	0.10%	0.23%
Commercial real estate	0.43%	0.29%	0.48%	1.12%	0.99%
Construction	0.36%	1.11%	—	1.07%	0.10%
Residential real estate	1.28%	0.85%	0.44%	0.05%	0.52%
Personal and home equity	0.80%	0.23%	0.23%	0.41%	1.59%

Total	0.27%	0.22%	0.24%	0.54%	0.57%

Loans past due 30-59 days and still accruing:
Commercial	$1,024	$2,772	$2,741	$11,641	$13,427
Commercial real estate	10,264	18,869	26,073	36,740	23,983
Construction	—	3,327	258	3,252	3,391
Residential real estate	180	1,174	—	6,656	4,170
Personal and home equity	14,098	2,188	2,065	2,189	6,097

Total	$25,566	$28,330	$31,137	$60,478	$51,068

Loans past due 30-59 days and still accruing as a percent of total loan type:
Commercial	0.02%	0.06%	0.06%	0.27%	0.31%
Commercial real estate	0.36%	0.63%	0.84%	1.16%	0.77%
Construction	—	0.60%	0.05%	0.54%	0.44%
Residential real estate	0.06%	0.36%	—	2.11%	1.31%
Personal and home equity	2.86%	0.46%	0.41%	0.42%	1.13%

Total	0.28%	0.32%	0.35%	0.68%	0.56%

(1)	Refer to Glossary of Terms for definition.

Foreclosed Real Estate (OREO), excluding covered assets(1)
Unaudited
(Dollars in thousands)

OREO Properties by Type
	December 31, 2010		September 30, 2010		December 31, 2009
	Number of Properties	Amount	Number of Properties	Amount	Number of Properties	Amount
Single family home	24	$21,534	28	$24,479	18	$9,538
Land parcels	320	34,122	232	17,040	229	17,856
Multi-family units	14	6,061	3	1,465	3	1,888
Office/industrial	20	26,511	16	47,460	6	11,484
Retail	1	500	1	500	3	731

Total	379	$88,728	280	$90,944	259	$41,497

OREO Property Location

	Illinois	Georgia	Michigan	Missouri	Other	Total
December 31, 2010
Single family home	$14,943	$139	$6,194	$258	$—	$21,534
Land parcels	10,874	4,772	3,626	2,747	12,103	34,122
Multi-family units	5,166	—	895	—	—	6,061
Office/industrial	13,505	1,104	3,787	—	8,115	26,511
Retail	500	—	—	—	—	500

Total	$44,988	$6,015	$14,502	$3,005	$20,218	$88,728

September 30, 2010
Single family home	$16,790	$268	$6,014	$997	$410	$24,479
Land parcels	7,141	3,424	3,479	2,996	—	17,040
Multi-family units	570	—	895	—	—	1,465
Office/industrial	20,471	1,500	5,025	—	20,464	47,460
Retail	500	—	—	—	—	500

Total	$45,472	$5,192	$15,413	$3,993	$20,874	$90,944

December 31, 2009
Single family home	$2,648	$960	$4,250	$1,488	$192	$9,538
Land parcels	7,246	3,522	4,957	2,131	—	17,856
Multi-family units	1,888	—	—	—	—	1,888
Office/industrial	—	1,548	1,200	—	8,736	11,484
Retail	500	—	231	—	—	731

Total	$12,282	$6,030	$10,638	$3,619	$8,928	$41,497

(1)	Refer to Glossary of Terms for definition.

Allowance for Loan Losses (excluding covered assets(1))
Unaudited
(Dollars in thousands)

	4Q10	3Q10	2Q10	1Q10	4Q09
Change in allowance for loan losses:
Balance at beginning of period	$223,392	$232,411	$236,851	$221,688	$192,791
Loans charged off:
Commercial	$(3,050)	$(2,541)	$(8,440)	$(18,129)	$(11,082)
Commercial real estate	(21,909)	(31,809)	(24,956)	(21,793)	(13,120)
Construction	(1,709)	(4,882)	(10,644)	(10,264)	(14,438)
Residential real estate	(544)	(1,715)	(886)	(1,590)	(970)
Home equity	(1,234)	(736)	(651)	(1,087)	(805)
Personal	(8,602)	(8,939)	(6,346)	(4,584)	(1,086)

Total loans charged off	(37,048)	(50,622)	(51,923)	(57,447)	(41,501)

Recoveries:
Commercial	$1,243	$730	$664	$330	$410
Commercial real estate	75	304	896	53	126
Construction	274	131	444	134	240
Residential real estate	12	4	11	6	12
Home equity	79	9	3	4	52
Personal	259	394	73	17	34

Total recoveries:	1,942	1,572	2,091	544	874

Total net loan charge-offs	(35,106)	(49,050)	(49,832)	(56,903)	(40,627)
Provision	34,535	40,031	45,392	72,066	69,524

Balance at end of period	$222,821	$223,392	$232,411	$236,851	$221,688

Allocation of allowance for loan losses:
General allocated reserve:
Commercial	$52,100	$50,863	$55,408	$55,324	$43,350
Commercial real estate	72,850	75,701	76,193	77,698	77,223
Construction	16,000	17,048	17,869	18,479	23,581
Residential real estate	4,275	3,842	3,999	3,658	3,635
Home equity	3,475	2,312	2,552	2,664	2,862
Personal	3,150	4,910	5,602	5,909	5,277

Total general allocated	$151,850	$154,676	$161,623	$163,732	$155,928
Specific reserve	70,971	68,716	70,788	73,119	65,760
Unallocated reserve	—	—	—	—	—

Total	$222,821	$223,392	$232,411	$236,851	$221,688

Allocation of reserve by a percent of total allowance for loan losses:
General allocated reserve:
Commercial	23%	23%	24%	23%	20%
Commercial real estate	33%	34%	33%	33%	35%
Construction	7%	8%	8%	8%	10%
Residential real estate	2%	2%	2%	2%	2%
Home equity	2%	1%	1%	1%	1%
Personal	1%	2%	2%	2%	2%

Total general allocated	68%	70%	70%	69%	70%
Specific reserve	32%	30%	30%	31%	30%
Unallocated reserve	—	—	—	—	—

Total	100%	100%	100%	100%	100%

Allowance for loan losses to:
total loans	2.44%	2.48%	2.63%	2.66%	2.45%
non-performing loans	61%	60%	63%	62%	56%
nonaccrual loans	61%	60%	63%	62%	56%

(1)	Refer to Glossary of Terms for definition.

Deposits (Dollars in thousands)

	12/31/10	% of Total	09/30/10	% of Total	06/30/10	% of Total	03/31/10	% of Total	12/31/09	% of Total
	unaudited		unaudited		unaudited		unaudited		audited
Non-interest bearing deposits	$2,253,661	21%	$2,173,419	20%	$2,090,222	20%	$1,886,427	18%	$1,840,900	19%
Interest-bearing deposits	616,761	6%	614,049	6%	738,631	7%	714,700	7%	752,728	7%
Savings deposits	190,685	2%	178,533	2%	170,087	1%	163,613	1%	141,614	1%
Money market accounts	4,631,138	44%	4,861,437	46%	4,896,566	46%	4,527,557	43%	3,912,361	40%
Brokered deposits:
Traditional	329,107	3%	150,183	1%	103,774	1%	294,346	3%	389,590	4%
Client CDARS (1)	852,458	8%	828,508	8%	1,013,115	10%	1,129,471	10%	979,728	10%
Non-client CDARS (1)	269,262	3%	262,675	3%	119,700	1%	407,489	4%	196,821	2%

Total brokered deposits	1,450,827	14%	1,241,366	12%	1,236,589	12%	1,831,306	17%	1,566,139	16%
Time deposits	1,392,357	13%	1,461,668	14%	1,437,204	14%	1,498,322	14%	1,678,172	17%

Total deposits	$10,535,429	100%	$10,530,472	100%	$10,569,299	100%	$10,621,925	100%	$9,891,914	100%

Client deposits (1)	$9,937,060	94%	$10,117,614	96%	$10,345,825	98%	$9,920,090	93%	$9,305,503	94%

(1)	Refer to Glossary of Terms for definition.

Net Interest Margin
Unaudited
(Dollars in thousands)

	Three Months Ended December 31,
	2010			2009
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Assets:
Fed funds sold and other short-term investments	$570,264	$366	0.26%	$335,990	$340	0.40%
Securities:
Taxable	1,718,338	15,453	3.60%	1,424,474	15,672	4.40%
Tax-exempt (1)	164,241	2,520	6.14%	159,021	2,602	6.55%

Total securities	1,882,579	17,973	3.82%	1,583,495	18,274	4.62%

Loans, excluding covered assets:
Commercial	4,699,681	53,922	4.55%	4,202,797	49,161	4.64%
Commercial real estate	2,966,730	31,960	4.22%	2,956,904	33,315	4.41%
Construction	549,967	5,261	3.80%	946,258	7,042	2.95%
Residential	366,637	4,239	4.62%	335,005	4,282	5.11%
Personal and home equity	495,845	4,482	3.59%	537,379	5,191	3.83%

Total loans, excluding covered assets (2)	9,078,860	99,864	4.35%	8,978,343	98,991	4.36%

Total interest-earning assets before covered assets (1)	11,531,703	118,203	4.06%	10,897,828	117,605	4.27%
Covered assets (3)	387,146	5,511	5.57%	513,038	16,149	12.34%

Total interest-earning assets (1)	$11,918,849	$123,714	4.11%	$11,410,866	$133,754	4.63%

Cash and due from banks	143,504			269,436
Allowance for loan and covered loan losses	(240,720)			(190,512)
Other assets	692,026			550,577

Total assets	$12,513,659			$12,040,367

Liabilities and Equity:
Interest-bearing demand deposits	$696,877	$702	0.40%	$628,760	$848	0.54%
Savings deposits	184,704	206	0.44%	138,211	283	0.81%
Money market accounts	4,812,571	7,231	0.60%	4,024,286	8,739	0.86%
Time deposits	1,427,904	4,954	1.38%	1,727,566	7,384	1.70%
Brokered deposits	1,165,207	2,413	0.82%	1,572,292	6,575	1.66%

Total interest-bearing deposits	8,287,263	15,506	0.74%	8,091,115	23,829	1.17%
Short term borrowings	124,716	962	3.02%	306,347	1,613	2.06%
Long term debt	432,264	6,023	5.54%	556,126	7,820	5.58%

Total interest-bearing liabilities	8,844,243	22,491	1.01%	8,953,588	33,262	1.47%

Non-interest bearing demand deposits	2,224,807			1,770,036
Other liabilities	185,437			150,476
Equity	1,259,172			1,166,267

Total liabilities and equity	$12,513,659			$12,040,367

Net interest spread (4)			3.10%			3.16%
Effect of non interest-bearing funds			0.26%			0.32%

Net interest income/margin (1) (4) (5)		$101,223	3.36%		$100,492	3.48%

(1)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-GAAP measure, refer to Non-GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(2)	Non-accrual loans are included in the average balances. Interest foregone on these loans is estimated to be approximately $4.3 million and $4.4 million for the quarters ended December 31, 2010 and 2009, respectively, and is based on the average loan portfolio yield for the respective period.
(3)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.
(4)	Refer to Glossary of Terms for definition.
(5)	For the quarters ended December 31, 2010 and 2009, accretion related to covered assets contributed to net interest margin by 5 and 35 basis points, respectively.

Note: Certain reclassifications have been made to prior period presentation of loan portfolio composition to align loan categories to be consistent with those used for purposes of credit quality disclosures.

Net Interest Margin
Unaudited
(Dollars in thousands)

	Three Months Ended December 31,			Three Months Ended September 30,
	2010			2010
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Assets:
Fed funds sold and other short-term investments	$570,264	$366	0.26%	$594,319	$376	0.25%
Securities:
Taxable	1,718,338	15,453	3.60%	1,809,969	16,996	3.76%
Tax-exempt (1)	164,241	2,520	6.14%	166,252	2,552	6.14%

Total securities	1,882,579	17,973	3.82%	1,976,221	19,548	3.96%

Loans, excluding covered assets:
Commercial	4,699,681	53,922	4.55%	4,426,851	51,835	4.65%
Commercial real estate	2,966,730	31,960	4.22%	3,096,387	33,777	4.27%
Construction	549,967	5,261	3.80%	580,692	5,551	3.79%
Residential	366,637	4,239	4.62%	352,179	4,205	4.78%
Personal and home equity	495,845	4,482	3.59%	501,825	4,850	3.83%

Total loans, excluding covered assets (2)	9,078,860	99,864	4.35%	8,957,934	100,218	4.42%

Total interest-earning assets before covered assets (1)	11,531,703	118,203	4.06%	11,528,474	120,142	4.13%
Covered assets (3)	387,146	5,511	5.57%	410,431	5,390	5.15%

Total interest-earning assets (1)	$11,918,849	$123,714	4.11%	$11,938,905	$125,532	4.16%

Cash and due from banks	143,504			133,126
Allowance for loan and covered loan losses	(240,720)			(245,204)
Other assets	692,026			694,956

Total assets	$12,513,659			$12,521,783

Liabilities and Equity:
Interest-bearing demand deposits	$696,877	$702	0.40%	$655,028	$675	0.41%
Savings deposits	184,704	206	0.44%	176,308	216	0.49%
Money market accounts	4,812,571	7,231	0.60%	4,889,762	8,296	0.67%
Time deposits	1,427,904	4,954	1.38%	1,463,500	5,482	1.49%
Brokered deposits	1,165,207	2,413	0.82%	1,095,932	2,648	0.96%

Total interest-bearing deposits	8,287,263	15,506	0.74%	8,280,530	17,317	0.83%
Short term borrowings	124,716	962	3.02%	163,626	1,297	3.10%
Long term debt	432,264	6,023	5.54%	468,425	7,068	6.00%

Total interest-bearing liabilities	8,844,243	22,491	1.01%	8,912,581	25,682	1.14%

Non-interest bearing demand deposits	2,224,807			2,164,147
Other liabilities	185,437			187,570
Equity	1,259,172			1,257,485

Total liabilities and equity	$12,513,659			$12,521,783

Net interest spread (4)			3.10%			3.02%
Effect of non interest-bearing funds			0.26%			0.29%

Net interest income/margin (1) (4) (5)		$101,223	3.36%		$99,850	3.31%

(1)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-GAAP measure, refer to Non-GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(2)	Non-accrual loans are included in the average balances. Interest foregone on these loans is estimated to be approximately $4.3 million and $4.2 million for the quarters ended December 31 and September 30, 2010, respectively, and is based on the average loan portfolio yield for the respective period.
(3)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.
(4)	Refer to Glossary of Terms for definition.
(5)	For the quarters ended December 31 and September 30, 2010, accretion related to covered assets contributed to net interest margin by 5 and 3 basis points, respectively.

Note: Certain reclassifications have been made to prior period presentation of loan portfolio composition to align loan categories to be consistent with those used for purposes of credit quality disclosures.

Net Interest Margin
Unaudited
(Dollars in thousands)

	Year Ended December 31,
	2010			2009
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Assets:
Fed funds sold and other short-term investments	$733,841	$1,950	0.27%	$205,104	$1,112	0.54%
Securities:
Taxable	1,654,885	64,316	3.89%	1,293,857	58,663	4.53%
Tax-exempt (1)	165,535	10,352	6.25%	163,375	10,719	6.56%

Total securities	1,820,420	74,668	4.10%	1,457,232	69,382	4.76%

Loans, excluding covered assets:
Commercial	4,442,350	206,013	4.64%	4,032,551	182,390	4.52%
Commercial real estate	3,080,086	133,903	4.35%	2,914,125	133,544	4.58%
Construction	620,937	22,047	3.55%	889,226	30,012	3.38%
Residential	349,494	16,546	4.73%	463,493	18,170	3.92%
Personal and home equity	508,274	19,163	3.77%	516,850	19,995	3.87%

Total loans, excluding covered assets (2)	9,001,141	397,672	4.42%	8,816,245	384,111	4.36%

Total interest-earning assets before covered assets (1)	11,555,402	474,290	4.10%	10,478,581	454,605	4.34%
Covered assets (3)	422,962	37,212	8.80%	261,538	27,719	10.60%

Total interest-earning assets (1)	$11,978,364	$511,502	4.27%	$10,740,119	$482,324	4.49%

Cash and due from banks	152,346			161,513
Allowance for loan and covered loan losses	(244,484)			(145,187)
Other assets	669,219			463,579

Total assets	$12,555,445			$11,220,024

Liabilities and Equity:
Interest-bearing demand deposits	$699,598	$3,148	0.45%	$492,466	$2,646	0.54%
Savings deposits	170,268	948	0.56%	76,785	598	0.78%
Money market accounts	4,690,019	33,483	0.71%	3,391,521	29,037	0.86%
Time deposits	1,499,713	22,387	1.49%	1,657,781	35,397	2.14%
Brokered deposits	1,341,254	14,071	1.05%	1,820,613	43,938	2.41%

Total interest-bearing deposits	8,400,852	74,037	0.88%	7,439,166	111,616	1.50%
Short term borrowings	180,439	5,088	2.82%	673,071	8,094	1.20%
Long term debt	476,400	27,843	5.84%	611,866	34,018	5.56%

Total interest-bearing liabilities	9,057,691	106,968	1.18%	8,724,103	153,728	1.76%

Non-interest bearing demand deposits	2,083,874			1,236,053
Other liabilities	166,742			111,826
Equity	1,247,138			1,148,042

Total liabilities and equity	$12,555,445			$11,220,024

Net interest spread (4)			3.09%			2.73%
Effect of non interest-bearing funds			0.29%			0.33%

Net interest income/margin (1) (4) (5)		$404,534	3.38%		$328,596	3.06%

(1)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-GAAP measure, refer to Non-GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(2)	Non-accrual loans are included in the average balances. Interest foregone on these loans is estimated to be approximately $17.7 million and $10.7 million for the years ended December 31, 2010 and 2009, respectively, and is based on the average loan portfolio yield for the respective year
(3)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.
(4)	Refer to Glossary of Terms for definition.
(5)	For the years ended December 31, 2010 and 2009, accretion related to covered assets contributed to net interest margin by 15 and 13 basis points, respectively.

Note: Certain reclassifications have been made to prior period presentation of loan portfolio composition to align loan categories to be consistent with those used for purposes of credit quality disclosures.

Non-GAAP Measures Unaudited (Amounts in thousands except per share data)

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures. These non-GAAP measures include net interest income, net interest margin, net revenue, operating profit and efficiency ratio all on a fully taxable-equivalent basis; tier 1 common capital, tangible book value, and tangible common equity to tangible assets. We believe that presenting these non-GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry.

We use net interest income on a taxable-equivalent basis in calculating various performance measures by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments assuming a 35% tax rate. Management believes this measure to be the preferred industry measurement of net interest income as it enhances comparability to net interest income arising from taxable and tax-exempt sources, and accordingly believes that providing this measure may be useful for peer comparison purposes.

We also consider various measures when evaluating capital utilization and adequacy, including tier 1 common capital, tangible book value, and tangible common equity ratio, in addition to capital ratios defined by banking regulators. These calculations are intended to complement the capital ratios defined by banking regulators for both absolute and comparative purposes. Certain of these measures exclude the ending balances of goodwill and other intangibles and/or preferred capital components. Because GAAP does not include capital ratio measures, we believe there are no comparable GAAP financial measures to these ratios. We believe these non-GAAP measures are relevant because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of our capitalization to other companies. However, because there are no standardized definitions for these ratios, our calculations may not be comparable with other companies, and the usefulness of these measures to investors may be limited.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. As a result, we encourage readers to consider our Consolidated Financial Statements in their entirety and not to rely on any single financial measure. The following table reconciles Non-GAAP financial measures to GAAP:

	Quarters Ending
	4Q10	3Q10	2Q10	1Q10	4Q09

Taxable-equivalent interest income
GAAP net interest income	$100,347	$98,959	$103,332	$98,319	$99,562
Taxable-equivalent adjustment	876	891	924	886	930

Taxable-equivalent net interest income (a)	$101,223	$99,850	$104,256	$99,205	$100,492

Average Earning Assets (b)	$11,918,849	$11,938,905	$12,182,872	$11,889,538	$11,410,866

Net Interest Margin ((a) annualized) / (b)	3.36%	3.31%	3.41%	3.36%	3.48%

Net Revenue
Taxable-equivalent net interest income (a)	$101,223	$99,850	$104,256	$99,205	$100,492
GAAP non-interest income	34,865	23,360	19,953	15,068	14,310

Net revenue	$136,088	$123,210	$124,209	$114,273	$114,802

Operating Profit
Taxable-equivalent net interest income (a)	$101,223	$99,850	$104,256	$99,205	$100,492
GAAP non-interest income	34,865	23,360	19,953	15,068	14,310
Less: GAAP non-interest expense	82,148	68,077	76,002	73,371	68,528

Operating profit	$53,940	$55,133	$48,207	$40,902	$46,274

Efficiency Ratio
GAAP non-interest expense (c)	$82,148	$68,077	$76,002	$73,371	$68,528
Taxable-equivalent net interest income (a)	$101,223	$99,850	$104,256	$99,205	$100,492
GAAP non-interest income	34,865	23,360	19,953	15,068	14,310

Net revenue (d)	$136,088	$123,210	$124,209	$114,273	$114,802

Efficiency ratio (c) / (d)	60.36%	55.25%	61.19%	64.21%	59.69%

Non-GAAP Measures (continued) Unaudited (Amounts in thousands except per share data)

	Years Ending December 31,
	2010	2009
Taxable-equivalent interest income
GAAP net interest income	$400,957	$324,984
Taxable-equivalent adjustment	3,577	3,612

Taxable-equivalent net interest income (a)	$404,534	$328,596

Average Earning Assets (b)	$11,978,364	$10,740,119

Net Interest Margin ((a) annualized) / (b)	3.38%	3.06%

Net Revenue
Taxable-equivalent net interest income (a)	$404,534	$328,596
GAAP non-interest income	93,246	71,470

Net revenue	$497,780	$400,066

Operating Profit
Taxable-equivalent net interest income (a)	$404,534	$328,596
GAAP non-interest income	93,246	71,470
Less: GAAP non-interest expense	299,598	247,415

Operating profit	$198,182	$152,651

Efficiency Ratio
GAAP non-interest expense (c)	$299,598	$247,415
Taxable-equivalent net interest income (a)	$404,534	$328,596
GAAP non-interest income	93,246	71,470

Net revenue (d)	$497,780	$400,066

Efficiency ratio (c) / (d)	60.19%	61.84%

	Quarters Ending
	4Q10	3Q10	2Q10	1Q10	4Q09
Tier 1 Common Capital
GAAP total equity	$1,227,910	$1,245,139	$1,236,092	$1,220,227	$1,235,616
Trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: unrealized gains on available-for-sale securities	20,078	48,776	47,758	33,403	27,896
Less: disallowed deferred tax assets	5,377	—	6,360	17,267	7,619
Less: goodwill	94,621	94,633	94,646	94,658	94,671
Less: other intangibles	16,840	17,242	17,655	18,070	18,485

Tier 1 risk-based capital	1,335,787	1,329,281	1,314,466	1,301,622	1,331,738
Less: preferred stock	238,903	238,542	238,185	237,833	237,487
Less: trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: noncontrolling interests	33	250	179	103	33

Tier 1 common capital (e)	$852,058	$845,696	$831,309	$818,893	$849,425

Tangible Common Equity
GAAP total equity	$1,227,910	$1,245,139	$1,236,092	$1,220,227	$1,235,616
Less: goodwill	94,621	94,633	94,646	94,658	94,671
Less: other intangibles	16,840	17,242	17,655	18,070	18,485
Less: preferred stock	238,903	238,542	238,185	237,833	237,487

Tangible common equity (f)	$877,546	$894,722	$885,606	$869,666	$884,973

Tangible Assets
GAAP total assets	$12,465,621	$12,583,965	$12,611,040	$12,780,236	$12,032,584
Less: goodwill	94,621	94,633	94,646	94,658	94,671
Less: other intangibles	16,840	17,242	17,655	18,070	18,485

Tangible assets (g)	$12,354,160	$12,472,090	$12,498,739	$12,667,508	$11,919,428

Period-end Shares Outstanding (h)	71,327	71,386	71,403	71,333	71,332

Risk-weighted Assets (i)	$11,080,051	$10,850,399	$10,467,182	$10,417,704	$10,812,856

Ratios:
Tier 1 common capital (e) / (i)	7.69%	7.79%	7.94%	7.86%	7.86%
Tangible book value (f) / (h)	$12.30	$12.53	$12.40	$12.19	$12.41
Tangible common equity to tangible assets (f) / (g)	7.10%	7.17%	7.09%	6.87%	7.42%

Glossary of Terms

Assets under management and administration (“AUMA”) - Assets held in trust where we serve as trustee or in accounts where we make investment decisions on behalf of clients. AUMA also includes non-managed assets we hold in custody for clients or for which we receive fees for advisory or brokerage services. We do not include these assets on our Consolidated Balance Sheets.

Book value - Total common equity divided by outstanding shares of common stock at end of period.

CDARS® deposit program - is a deposit services arrangement that effectively achieves FDIC deposit insurance for jumbo deposit relationships. These deposits are classified as brokered deposits for regulatory deposit purposes; however, we classify these deposits as client CDARS® due to the source being our existing and new client relationships and are, therefore, not traditional ‘brokered’ deposits. We also participate in a non-client CDARS® program that is more like a traditional brokered deposit program in that our relationship is with the underlying depositor.

Client deposits - Total deposits less brokered deposits plus client CDARSTM

Common equity - Total equity less preferred stock.

Covered assets - Assets acquired through an FDIC-assisted transaction that are subject to a loss share agreement and are presented separately on the Consolidated Balance Sheets.

Credit valuation adjustment (“CVA”) - An adjustment may need to be incorporated into the valuation of derivative instruments for nonperformance risk to include the counterparty’s credit risk and the Company’s own credit risk. This adjustment is referred to as the CVA. The CVA represents the credit component of fair value with regard to both client-based trades and the related matched trades with interbank dealer counterparties.

Efficiency ratio - Total non-interest expense divided by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-GAAP financial measure.

Fee revenue as percent of total revenue ratio - Total non-interest income less acquisition related gains, net securities gains (losses), and early extinguishment of debt divided by the sum of net interest income and non-interest income less acquisition related gains, net securities gains (losses) and early extinguishment of debt.

GAAP - Accounting principles generally accepted in the United States of America.

Net interest margin - Expressed as a percentage, net interest margin is a ratio computed as annualized taxable-equivalent net interest income divided by average earning assets. This is a non-GAAP financial measure.

Net interest spread - The difference between the average yield earned on interest-earning assets on a taxable-equivalent basis and the average rate paid for interest-bearing liabilities.

Net overhead ratio - Total non-interest expense less non-interest income divided by average total assets.

Net revenue - The sum of taxable equivalent net interest income and non-interest income. This is a non-GAAP financial measure.

Non-GAAP - Certain financial measures within this document that are not formally defined by GAAP or codified in the federal banking regulations. A reconciliation of these non-GAAP measures may be found on the previous page.

Operating profit - The sum of taxable equivalent net interest income and non-interest income, less non-interest expense. This is a non-GAAP financial measure.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Tangible book value - Total common equity less goodwill and other intangibles divided by outstanding shares of common stock at end of period. This is a non-GAAP financial measure.

Tangible common equity to tangible assets ratio - Tangible common equity divided by tangible assets, where tangible common equity equals total equity less preferred stock, goodwill and other intangible assets and tangible assets equals total assets less goodwill and other intangible assets. This is a non-GAAP financial measure.

Taxable-equivalent interest income - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies, less ineligible servicing assets, less disallowed deferred tax assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available-for-sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total equity for Tier 1 capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt, other noncontrolling interest not qualified as Tier 1, eligible gains on available-for-sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.